Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
October 26, 2012	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Reports Third Quarter Net Income of $3.2 Million

Reduction in Credit-Related Expenses Leads to Return to Profitability

Greenville, S.C. – Palmetto Bancshares, Inc. (NASDAQ: PLMT) (the “Company”) reported third quarter 2012 net income of $3.2 million ($0.25 per diluted share) compared to a net loss of $7.2 million ($0.57 per diluted share) for the second quarter 2012. The improvement in financial results was primarily due to significant reductions in credit-related expenses reflective of continued improvement in credit quality trends. “Our return to profitability during the third quarter is another significant step forward as we continue to execute our Strategic Plan. We believe our results for the third quarter reflect the underlying earnings strength of our franchise and the results of our persistent and aggressive efforts to address the credit quality issues that have been negatively impacting our financial results since early 2009,” said Samuel L. Erwin, Chief Executive Officer. “Our credit-related expenses appear to have returned to a much lower and more stable and predictable level, which is expected to lead to sustained profitability going forward. Our credit quality issues are largely behind us and we are now applying an increased focus and emphasis on enhancing the client experience to meet changing consumer and business expectations. We expect that adapting our products, services and technology to what the market demands will lead to increased revenue growth going forward.”

Credit-related expenses declined to $1.5 million in the third quarter 2012 from $18.0 million in the second quarter 2012. The higher level of credit-related expenses in the second quarter 2012 largely resulted from the strategic decision to execute a bulk sale of problem assets at discounted prices. The second quarter 2012 also included gains on the sale of investment securities to offset a portion of the incremental losses resulting from the problem asset sale. Third quarter 2012 includes a gain on the sale of two branches of $568 thousand, net of related transaction costs. Excluding the gain on the sale of branches, credit-related expenses, securities gains, and other one-time charges, pre-tax operating earnings were $3.7 million in the third quarter 2012 compared to $4.5 million in the second quarter 2012.

Highlights for the third quarter 2012 are summarized as follows:

•

Net income was $3.2 million as credit-related expenses declined $16.5 million from the second quarter 2012 (credit-related expenses include the provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses, and loss on other loans held for sale).

•

Nonperforming assets decreased $7.4 million during the third quarter to $31.5 million, which represents a 78% decline from the peak at March 31, 2010 and the ninth quarterly decline in the last ten quarters.

•	The allowance for loan losses coverage ratio was reduced to 2.50% of gross loans from 2.52% at June 30, 2012.

•	Net interest margin increased 3 basis points to 3.59%.

•	The sale of the Rock Hill and Blacksburg, South Carolina branches was consummated on July 1.

•

Excluding gains on the sale of branches and securities, noninterest income decreased $337 thousand from the second quarter 2012 primarily as a result of a decline in the valuation of mortgage loan commitments and forward sale agreements.

•

Non-credit expenses increased $222 thousand from the second quarter 2012 due to an increase in the provision for unfunded commitments of $253 thousand as a result of increased loan origination activity. Excluding this increase, the Company’s expense reduction initiatives continued to produce operating expense savings through reduced personnel costs, elimination of expenses from the two branches sold and lower FDIC insurance premiums.

•

An income tax benefit of $436 thousand was recorded in the third quarter compared to income tax expense of $3.5 million in the prior quarter. The quarterly income tax benefit and expense represent changes in deferred taxes related to unrealized gains and losses in the available for sale securities portfolio.

The discussion of the Company’s results of operations and financial condition below is supplemented by the accompanying financial tables.

Net Interest Income

Net interest income decreased $232 thousand during the quarter to $9.8 million due to lower average loan balances and a decline in investment securities yields. The securities yields declined as a result of the reinvestment of proceeds from sales of securities during the second quarter 2012 into lower yielding investments at current market rates. The net interest margin increased 3 basis points to 3.59% as a result of higher loan yields, a favorable change in the mix of earning assets and a reduction in deposit costs. The continuation of the Federal Reserve’s monetary policy continues to keep interest rates low, which has had an overall negative impact on earning asset yields and makes improvement in our net interest income and margin challenging.

Noninterest Income

Noninterest income, excluding the gain on the sale of branches of $568 thousand in the third quarter 2012 and the gain on sales of investment securities of $9.9 million in the second quarter 2012, decreased $337 thousand in the third quarter 2012 to $3.8 million. The decline is attributable to a $353 thousand reduction in the value of commitments to originate and sell mortgage loans at the end of the quarter, which are included in mortgage banking income. Excluding this decline, mortgage banking income increased $230 thousand from increased mortgage loan originations and sales from a continued high volume of refinancing activity. Service charges on deposit accounts declined $34 thousand from reduced nonsufficient funds activity and restrictions on fee income while Trust fees were $130 thousand lower as a result of annual tax preparation fees earned in the second quarter.

Noninterest Expense

The Company remains keenly focused on expense management to ensure that the level of ongoing expenses is commensurate with the revenue generating capacity of the franchise. Reductions in personnel and occupancy expenses during the third quarter 2012 reflect the impact of our strategic decision to sell two branches, as well as reductions in headcount. Notwithstanding these operating expense improvements, noninterest expense, excluding credit-related costs of $932 thousand, increased $222 thousand during the quarter to $9.9 million. The increase is due to a $252 thousand increase in the provision for unfunded loan commitments which resulted from growth in loan origination activity during the quarter.

Total noninterest expense includes credit-related costs associated with loan workout expenses, foreclosed real estate writedowns and expenses, and loss on other loans held for sale of $932 thousand in the third quarter 2012 compared to $9.5 million in the second quarter 2012. Credit-related expenses during the second quarter 2012 include incremental losses associated with the problem asset sales and writedowns on certain foreclosed real estate resulting from the receipt of updated appraisals. Credit-related expenses are influenced by the level of problem assets and the timing of the receipt of updated appraisals on collateral-dependent problem loans and foreclosed real estate. While the Company may continue to be impacted by generally depressed real estate values, we expect that the future level of such expenses will be lower and more predictable.

Credit Quality

As a result of the Company’s continued proactive problem asset resolution efforts, total nonperforming assets decreased $7.4 million to $31.5 million in the third quarter 2012 and have decreased 78% from the peak at March 31, 2010. Net charge-offs were $541 thousand during the third quarter 2012, compared to $13.6 million in the prior quarter, which included incremental charge-offs of $11.7 million related to the strategic decision to sell $40.3 million of problem assets at discounted prices during the second quarter 2012. In addition, past due loans were 0.59% of loans at September 30, 2012 compared to 0.57% at June 30, 2012 and 1.59% at March 31, 2012.

These improving credit quality trends led to a 2 basis point reduction in the allowance for loan losses coverage ratio to 2.50%.

Investment Securities

During the third quarter 2012, the Company reinvested the remaining proceeds from the second quarter 2012 investment securities sales and invested an incremental $27 million to manage its excess liquidity. The overall yield on the investment securities portfolio declined as a result of the sustained low interest rate environment and the repositioning of the portfolio as a result of the second quarter 2012 sales. At September 30, 2012, the average yield on the investment securities portfolio was 1.66% compared to 1.84% at June 30, 2012 and 2.59% at March 31, 2012.

Balance Sheet and Capital

Total assets were $1.1 billion at September 30, 2012 and declined $41.2 million during the quarter due primarily to the sale of $7.5 million of loans and $41.1 million of deposits associated with the two branch sales in July 2012. These reductions were partially offset by growth in loans held for investment of $10.0 million. Loan origination activity increased during the third quarter 2012 to its highest quarterly level since 2008. The increase in loan originations is a positive sign; however the economic environment remains sluggish and the pricing on new loan originations remains extremely competitive.

The Company’s banking subsidiary, The Palmetto Bank, met all regulatory required minimum capital ratios and continued to be categorized as “well-capitalized” at September 30, 2012.

“We are pleased with our return to profitability during the third quarter 2012 but recognize that we have a lot of hard work ahead of us,” continued Erwin. “We are focused on increasing revenues through additional commercial banking products and services such as Small Business Administration lending, Corporate Banking and e-Treasury services. We are also improving electronic delivery of our retail banking services through an enhanced on-line banking platform, mobile banking and deposit-accepting ATMs. In addition, we are taking steps to better leverage our Wealth Management services to existing clients and engage proactively in business development efforts. All of these initiatives are part of our value creation strategy that is designed to increase the value of The Palmetto Bank franchise by enhancing the client experience.”

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 106-year old independent state-chartered commercial bank and is the fourth largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.1 billion and serves the Upstate through 25 branch locations in the nine counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, and Spartanburg. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail Banking (including Mortgage, Credit Cards and Indirect Auto), Commercial Banking (including Small Business Administration loans, Corporate Banking, Business Banking, Treasury Management and Merchant Services), and Wealth Management (including Trust, Investments, Financial Planning, and Insurance). Additional information may be found at the Company’s web site at www.palmettobank.com.

# # #

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This News Release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). This News Release discusses both GAAP net loss and pre-tax loss excluding credit-related items, one-time charges and gains on branch sales and sales of investment securities, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s recording of gains on branch sales and sales of investment securities, provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses and loss on other loans held for sale in the periods presented when assessing the performance of the Company. In addition, investors should consider the costs associated with the Company’s previously announced strategic decisions to sell and consolidate four branches and outsource certain operational functions when assessing the performance of the Company in the third quarter 2012 and second quarter 2012. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

(dollars in thousands, except per share data)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	September 30, 2012 vs. 2011 % Change
	(unaudited)	(unaudited)	(unaudited)		(unaudited)

Cash and cash equivalents	$69,060	$152,363	$117,275	$102,952	$117,796	(41.4)%
Investment securities available for sale, at fair value	290,805	247,400	269,841	260,992	277,605	4.8
Mortgage loans held for sale	3,795	3,789	2,841	3,648	2,486	52.7
Other loans held for sale	7,088	14,446	14,703	14,178	31,381	(77.4)

Loans, gross	733,940	723,986	761,687	773,558	783,824	(6.4)
Less: allowance for loan losses	(18,338)	(18,278)	(23,388)	(25,596)	(26,900)	(31.8)

Loans, net	715,602	705,708	738,299	747,962	756,924	(5.5)

Foreclosed real estate	11,609	14,683	26,701	27,663	14,696	(21.0)
Other assets	41,772	42,571	44,501	45,757	47,623	(12.3)

Total assets	$1,139,731	$1,180,960	$1,214,161	$1,203,152	$1,248,511	(8.7)%

Noninterest bearing deposits	$176,909	$178,669	$173,837	$155,406	$163,158	8.4%
Interest bearing deposits	839,320	884,008	900,246	908,775	944,398	(11.1)

Total deposits	1,016,229	1,062,677	1,074,083	1,064,181	1,107,556	(8.2)

Retail repurchase agreements	18,636	18,260	26,531	23,858	24,765	(24.7)
Other liabilities	10,979	10,251	11,147	11,631	10,821	1.5

Total liabilities	1,045,844	1,091,188	1,111,761	1,099,670	1,143,142	(8.5)

Shareholders’ equity	93,887	89,772	102,400	103,482	105,369	(10.9)

Total liabilities and shareholders’ equity	$1,139,731	$1,180,960	$1,214,161	$1,203,152	$1,248,511	(8.7)%

Other Data and Ratios
% of loans past due	0.59%	0.57%	1.59%	0.62%	0.78%	(24.4)%
Nonperforming loans	$19,879	$24,176	$45,544	$53,028	$75,007	(73.5)
Nonperforming assets	31,526	38,922	72,333	80,852	89,858	(64.9)
ALL as % of loans held for investment	2.50%	2.52%	3.07%	3.31%	3.43%	(27.1)
Net charge-offs (quarterly)	$541	$13,560	$4,908	$3,304	$5,681	(90.5)

Outstanding common shares	12,751,690	12,752,040	12,744,020	12,726,388	12,726,399	0.2
Book value per common share	$7.36	$7.04	$8.04	$8.13	$8.28	(11.1)
Closing market price per share of common stock	8.50	7.50	5.50	5.11	9.50	(10.5)

Tier 1 risk-based capital (consolidated)	12.59%	12.25%	12.31%	12.22%	12.26%	2.7
Total risk-based capital (consolidated)	13.85	13.52	13.58	13.49	13.53	2.4
Tier 1 leverage ratio (consolidated)	8.95	8.16	8.75	8.59	8.48	5.5

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income (Loss)

(dollars in thousands)

(unaudited)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	September 30, 2012 vs. 2011 % Change
Interest income
Interest earned on cash and cash equivalents	$49	$72	$51	$64	$66	(25.8)%
Dividends received on FHLB stock	10	13	12	10	11	(9.1)
Interest earned on investment securities available for sale	1,105	1,312	1,636	1,754	1,952	(43.4)
Interest and fees earned on loans	9,912	10,025	10,326	10,933	11,186	(11.4)

Total interest income	11,076	11,422	12,025	12,761	13,215	(16.2)

Interest expense
Interest paid on deposits	1,226	1,339	1,393	1,867	2,267	(45.9)
Interest paid on retail repurchase agreements	1	—	1	1	—	n/m

Total interest expense	1,227	1,339	1,394	1,868	2,267	(45.9)

Net interest income	9,849	10,083	10,631	10,893	10,948	(10.0)

Provision for loan losses	600	8,450	2,700	2,000	5,600	(89.3)

Net interest income after provision for loan losses	9,249	1,633	7,931	8,893	5,348	72.9

Noninterest income
Service charges on deposit accounts, net	1,635	1,669	1,674	1,936	1,974	(17.2)
Fees for trust and investment management and brokerage services	757	870	719	722	828	(8.6)
Mortgage-banking	709	832	801	376	764	(7.2)
Automatic teller machine	210	248	241	227	223	(5.8)
Bankcard services	64	57	62	61	52	23.1
Investment securities gains, net	—	9,859	—	101	—	n/m
Gain on sale of branches	568	—	—	—	—	n/m
Other	392	428	433	373	459	(14.6)

Total noninterest income	4,335	13,963	3,930	3,796	4,300	0.8

Noninterest expense
Salaries and other personnel	5,205	5,335	5,608	5,720	5,835	(10.8)
Occupancy and equipment	1,867	1,898	2,155	2,087	1,979	(5.7)
Professional services	419	424	466	503	394	6.3
FDIC deposit insurance assessment	383	446	651	664	688	(44.3)
Marketing	422	374	188	459	410	2.9
Foreclosed real estate writedowns and expenses	693	6,966	1,368	2,104	3,029	(77.1)
Loss on other loans held for sale	4	2,406	128	1,091	2,080	(99.8)
Loan workout expenses	235	158	229	747	436	(46.1)
Other	1,630	1,227	1,138	1,766	1,621	0.6

Total noninterest expense	10,858	19,234	11,931	15,141	16,472	(34.1)

Net income (loss) before provision (benefit) for income taxes	2,726	(3,638)	(70)	(2,452)	(6,824)	(139.9)

Provision (benefit) for income taxes	(436)	3,511	517	(170)	(1,355)	(67.8)

Net income (loss)	$3,162	$(7,149)	$(587)	$(2,282)	$(5,469)	(157.8)%

Other Data and Ratios
Basic earnings (loss) per common share	$0.25	$(0.57)	$(0.05)	$(0.18)	$(0.43)	(158.2)%
Diluted earnings (loss) per common share	0.25	(0.57)	(0.05)	(0.18)	(0.43)	(158.2)
Net interest margin	3.59%	3.56%	3.71%	3.65%	3.53%	1.7
Efficiency ratio - GAAP	76.6	80.0	81.9	103.1	108.0	(29.1)
Operating efficiency ratio - Non-GAAP	72.9	68.3	67.8	74.4	71.7	1.7

Full Time Equivalent Employees - including contractors (period end)	326.0	326.0	342.5	354.5	364.5	(10.6)

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income (Loss)

(dollars in thousands)

(unaudited)

	For the Nine Months Ended September 30,		2012 vs. 2011
	2012	2011	% Change
Interest income
Interest earned on cash and cash equivalents	$172	$283	(39.2)%
Dividends received on FHLB stock	35	38	(7.9)
Interest earned on investment securities available for sale	4,053	5,167	(21.6)
Interest and fees earned on loans	30,263	33,569	(9.8)

Total interest income	34,523	39,057	(11.6)

Interest expense
Interest paid on deposits	3,958	7,467	(47.0)
Interest paid on retail repurchase agreements	2	19	(89.5)
Interest paid on FHLB borrowings	—	72	(100.0)

Total interest expense	3,960	7,558	(47.6)

Net interest income	30,563	31,499	(3.0)

Provision for loan losses	11,750	18,500	(36.5)

Net interest income after provision for loan losses	18,813	12,999	44.7

Noninterest income
Service charges on deposit accounts, net	4,978	5,611	(11.3)
Fees for trust and investment management and brokerage services	2,346	2,361	(0.6)
Mortgage-banking	2,342	1,381	69.6
Automatic teller machine	699	711	(1.7)
Bankcard services	183	177	3.4
Investment securities gains, net	9,859	56	n/m
Gain on sale of branches	568	—	n/m
Other	1,253	1,333	(6.0)

Total noninterest income	22,228	11,630	91.1

Noninterest expense
Salaries and other personnel	16,148	18,087	(10.7)
Occupancy and equipment	5,920	6,223	(4.9)
Professional services	1,309	1,457	(10.2)
FDIC deposit insurance assessment	1,480	2,348	(37.0)
Marketing	984	1,344	(26.8)
Foreclosed real estate writedowns and expenses	9,027	5,366	68.2
Loss on other loans held for sale	2,538	7,028	(63.9)
Loan workout expenses	622	907	(31.4)
Other	3,995	5,481	(27.1)

Total noninterest expense	42,023	48,241	(12.9)

Net loss before provision (benefit) for income taxes	(982)	(23,612)	(95.8)

Provision (benefit) for income taxes	3,592	(2,494)	(244.0)

Net loss	$(4,574)	$(21,118)	(78.3)%

Other Data and Ratios
Basic earnings (loss) per common share	$(0.36)	$(1.68)	(78.5)%
Diluted earnings (loss) per common share	(0.36)	(1.68)	(78.5)
Net interest margin	3.61%	3.33%	8.4
Efficiency ratio - GAAP	79.6	111.9	(28.8)
Operating efficiency ratio - Non-GAAP	69.6	81.1	(14.2)

Full Time Equivalent Employees - including contractors (period end)	326.0	364.5	(10.6)

Reconciliation of Non-GAAP to GAAP Financial Statements

(dollars in thousands)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Net income (loss) (GAAP)	$3,162	$(7,149)	$(587)	$(2,282)	$(5,469)
Provision (benefit) for income taxes	(436)	3,511	517	(170)	(1,355)

Net income (loss) before provision (benefit) for income taxes	2,726	(3,638)	(70)	(2,452)	(6,824)

Provision for loan losses	600	8,450	2,700	2,000	5,600
Foreclosed real estate writedowns and expenses	693	6,966	1,368	2,104	3,029
Loss on other loans held for sale	4	2,406	128	1,091	2,080
Loan workout expenses	235	158	229	747	436
One-time charges associated with branch reductions and other strategic actions	—	13	328	343	—

Total provision for loan losses, credit-related expenses and one-time charges	1,532	17,993	4,753	6,285	11,145

Investment securities gains, net	—	(9,859)	—	(101)	—
Gain on sale of branches	(568)	—	—	—	—

Pre-tax operating earnings, excluding non-recurring gains (Non-GAAP)	$3,690	$4,496	$4,683	$3,732	$4,321

Noninterest expense (GAAP)	$10,858	$19,234	$11,931	$15,141	$16,472
Less:
Foreclosed real estate writedowns and expenses	693	6,966	1,368	2,104	3,029
Loss on other loans held for sale	4	2,406	128	1,091	2,080
Loan workout expenses	235	158	229	747	436
One-time charges associated with branch reductions and other strategic actions	—	13	328	343	—

Total credit-related expenses and one-time charges	932	9,543	2,053	4,285	5,545

Operating noninterest expense (Non-GAAP)	$9,926	$9,691	$9,878	$10,856	$10,927

Net interest income (GAAP)	$9,849	$10,083	$10,631	$10,893	$10,948
Noninterest income (GAAP)	4,335	13,963	3,930	3,796	4,300

Total revenue	14,184	24,046	14,561	14,689	15,248
Less:
Investment securities gains, net	—	(9,859)	—	(101)	—
Gain on sale of branches	(568)	—	—	—	—

Operating revenue, excluding non-recurring gains (Non-GAAP)	$13,616	$14,187	$14,561	$14,588	$15,248

Efficiency ratio (GAAP)	76.6%	80.0%	81.9%	103.1%	108.0%

Operating efficiency ratio, excluding non-recurring gains (Non-GAAP)	72.9	68.3	67.8	74.4	71.7

Reconciliation of Non-GAAP to GAAP Financial Statements

(dollars in thousands)

	For the Nine Months Ended September 30,
	2012	2011

Net loss (GAAP)	$(4,574)	$(21,118)
Provision (benefit) for income taxes	3,592	(2,494)

Net loss before provision (benefit) for income taxes	(982)	(23,612)

Provision for loan losses	11,750	18,500
Foreclosed real estate writedowns and expenses	9,027	5,366
Loss on other loans held for sale	2,538	7,028
Loan workout expenses	622	907
One-time charges associated with branch reductions and other strategic actions	341	—

Total provision for loan losses, credit-related expenses and one-time charges	24,278	31,801

Investment securities gains	(9,859)	(56)
Gain on sale of branches	(568)	—

Pre-tax operating earnings, excluding non-recurring gains (Non-GAAP)	$12,869	$8,133

Noninterest expense (GAAP)	$42,023	$48,241
Less:
Foreclosed real estate writedowns and expenses	9,027	5,366
Loss on other loans held for sale	2,538	7,028
Loan workout expenses	622	907
One-time charges associated with branch reductions and other strategic actions	341	—

Total credit-related expenses and one-time charges	12,528	13,301

Operating noninterest expense (Non-GAAP)	$29,495	$34,940

Net interest income (GAAP)	$30,563	$31,499
Noninterest income (GAAP)	22,228	11,630

Total revenue	52,791	43,129
Less:
Investment securities gains, net	(9,859)	(56)
Gain on sale of branches	(568)	—

Operating revenue, excluding non-recurring gains (Non-GAAP)	$42,364	$43,073

Efficiency ratio (GAAP)	79.6%	111.9%

Operating efficiency ratio, excluding non-recurring gains (Non-GAAP)	69.6	81.1